UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2024

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2024, Abeona Therapeutics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Underwriter”) relating to the issuance and sale of an aggregate of (a) 12,285,056 shares of the Company’s common stock (the “Shares”), and (b) pre-funded warrants to purchase 6,142,656 shares of the Company’s common stock (the “Pre-Funded Warrants”) in an underwritten offering (the “Offering”). The Shares will be sold at an offering price of $4.07 per share, and the Pre-Funded Warrants will be sold at an offering price of $4.0699 per Pre-Funded Warrant, which represents the per share offering price for the Company’s common stock less a $0.0001 per share exercise price for each such Pre-Funded Warrant, in each case less underwriting discounts and commissions. The Underwriting Agreement contains customary representations and warranties, conditions to closing, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of a Pre-Funded Warrant may not exercise such Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise.

The Company estimates that the net proceeds from the Offering will be approximately $70.2 million, after deducting the underwriting discounts and commissions and paying estimated offering expenses. Delivery of the Shares and Pre-Funded Warrants is expected to take place on or about May 7, 2024, subject to customary closing conditions. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-256850) previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 7, 2021, amended on August 27, 2021 and October 19, 2021, and declared effective by the SEC on October 22, 2021.

The Underwriting Agreement and form of Pre-Funded Warrant are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing description of the respective terms of the Underwriting Agreement and the Pre-Funded Warrants is not intended to be complete and is qualified in its entirety by reference to such Exhibits. A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the issuance and sale of the Shares and Pre-Funded Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On May 3, 2024, the Company issued a press release entitled “Abeona Therapeutics Announces Pricing of $75 Million Underwritten Offering of Common Stock and Pre-Funded Warrants.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 3, 2024
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
99.1	Press release dated May 3, 2024, entitled “Abeona Therapeutics Announces Pricing of $75 Million Underwritten Offering of Common Stock and Pre-Funded Warrants”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Joseph Vazzano
	Name:	Joseph Vazzano
	Title:	Chief Financial Officer

Date: May 3, 2024